Exhibit 8.1

FORM OF TAX OPINION

May [_], 2024

Strategic Wireless Infrastructure Fund II, Inc.

660 Steamboat Road

Greenwich, Connecticut 06830

Ladies and Gentlemen:

We have acted as counsel to Strategic Wireless Infrastructure Fund II, Inc., a Maryland corporation (the “Company”) in connection with the filing of the Registration Statement on Form S-11 (Registration No. 333- [_]) filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May [_], 2024 (as the same may be amended and supplemented, the “Registration Statement”), relating to the proposed offering of up to $575,000,000 in shares of common stock in any combination of Class D common stock (“Class D shares”), Class I common stock (“Class I shares”), Class S common stock (“Class S shares”), and Class T common stock (“Class T shares,” and, collectively, the “Common Shares”) of the Company, par value $0.01 per share, consisting of up to $500,000,000 in shares in our primary offering and up to $75,000,000 in shares pursuant to the Company’s distribution reinvestment plan pursuant to the Registration Statement. You have requested our opinion concerning certain of the federal income tax considerations relating to the Company.

The opinions expressed herein are based on U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations) (the “Regulations”) and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. This opinion represents our best legal judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not reach a conclusion contrary to such opinions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the opinions expressed herein.

In rendering the opinions expressed herein, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including: (1) the Articles of Amendment and Restatement of the Company dated July 12, 2021, as amended or supplemented through the date hereof and as filed as an exhibit to the Registration Statement, (2) the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of August 22, 2023, as amended or supplemented through the date hereof, as filed as an exhibit to the Registration Statement, (3) the [_] [Amended and Restated] By-Laws of the Company, dated as of [_], 2021, as amended and supplemented through the date hereof and as filed as an exhibit to the Registration Statement, and as adopted by the Company, (4) the organizational documents of the Company’s subsidiaries, as amended and supplemented through the date hereof, each as filed as an exhibit to the Registration Statement, (5) the Registration Statement, and (6) such other documents as may have been presented to us by the Company from time to time.

In addition, in rendering the opinions expressed herein, we have relied upon written representations as to factual matters of the Company, the Operating Partnership, and their respective subsidiaries contained in an Officer’s Certificate Regarding Certain Tax Matters dated the date hereof regarding their consolidated assets, operations and activities (the “Officer’s Certificate”), dated as of the date thereof, executed by a duly appointed officer of the Company. For purposes of our opinion, we have not made an independent investigation of the facts set forth in the Officer’s Certificate or in any other document we reviewed. We consequently have relied upon the accuracy and completeness of the representations as to factual matters in the Officer’s Certificate. Any alteration of such facts may adversely affect our opinions.

Our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company, the Operating Partnership or any other person.

We have assumed, with your consent, that, insofar as relevant to the opinions expressed herein:

(1)            the Company, the Operating Partnership and their respective subsidiaries have been and will be operated in the manner described in the Officer’s Certificate, the Registration Statement, and the organizational documents of each such entity and their subsidiaries, as the case may be (including, in each case, the other documents incorporated therein by reference), and all terms and provisions of such agreements and documents will be complied with by all parties thereto;

(2)            all of the obligations imposed by the documents that we reviewed have been and will continue to be performed or satisfied in accordance with their terms; and all of such documents have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine;

(3)            all representations made in the Officer’s Certificate (and other factual information provided to us) are true, correct and complete and will continue to be true, correct and complete, and any representation or statement made in the Officer’s Certificate “to the best of knowledge,” “to the knowledge” or “to the actual knowledge” of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification;

(4)            all documents referred to above have been duly authorized, properly executed and delivered, are valid originals or accurate copies of valid originals, have not been subsequently amended, and all signatures thereon are genuine;

(5)            neither the Company nor the Operating Partnership will make any amendments to its organizational documents after the date of this opinion that would affect the Company’s qualification as a REIT for any taxable year;

(6)            the transactions contemplated by the Registration Statement will be consummated in accordance with the terms and provisions of the Registration Statement and the documents incorporated by reference to the Registration Statement, and that such documents accurately reflect the material facts of such transactions;

(7)            if the Company discovers that the Company did not satisfy one or more of the REIT income, asset, distribution or other requirements for any taxable year, or if there is a final determination by the IRS that the Company did not satisfy one of those requirements, the Company will, to the extent possible, take all actions contemplated or required by sections 856(c)(6), (c)(7), and (g)(5) and 860 of the Code, as the case may be, in order to maintain its status as a REIT for such taxable year and all succeeding taxable year through its taxable year ending on December 31, 2023; and

(8)            no action will be taken by the Company, the Operating Partnership or any subsidiary thereof after the date of this opinion that would have the effect of altering the facts upon which the opinions set forth below are based.

Based upon the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate and the discussion under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.             The Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and as of the date hereof the Company’s prior, current and proposed ownership, organization and method of operations have allowed and will allow the Company to satisfy the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ended December 31, 2021.

2.             The discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” to the extent it pertains to matters of federal income tax law or legal conclusions relating thereto, is correct in all material respects.

The opinions set forth above represent our conclusions based upon the documents, facts and representations referred to above. We will not review on a continuing basis the Company’s, the Operating Partner’s or any of its subsidiaries’ compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificates. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinions are based on current provisions of the Code, the Regulations, published administrative interpretations thereof, and published court decisions. The IRS has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

For a discussion relating the law to the facts and the legal analysis underlying the opinions set forth herein, we incorporate by reference the discussions of federal income tax issues, which we assisted in preparing, in the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations”. The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

This opinion is being furnished to you for submission to the Securities Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

TROUTMAN PEPPER HAMILTON
SANDERS LLP